Coca-Cola Reports Continued Momentum in Second Quarter;
Updates Full Year Guidance

Net Revenues Grew 6%;
Organic Revenues (Non-GAAP) Grew 6%

Operating Income Grew 8%; Comparable Currency
Neutral Operating Income (Non-GAAP) Grew 14%

Operating Margin Was 29.9%; Comparable Operating Margin
(Non-GAAP) Was 30.3%, Including the Impact from
Currency Headwinds and Acquisitions

EPS Grew 12% to $0.61; Comparable EPS (Non-GAAP) Grew 4% to $0.63,
Despite a 9% Currency Headwind

ATLANTA, July 23, 2019 – The Coca-Cola Company today reported strong operating results in the second quarter of 2019, driven by consumer-centric innovation, solid core brand performance and improved execution in the marketplace. Reported net revenues and organic revenues (non-GAAP) both grew 6% through balanced volume and price/mix, with all operating segments contributing to organic revenue (non-GAAP) growth. The company continued to gain global value share. The company’s performance year-to-date led to an update in full year guidance.
"Our strategy to transform as a total beverage company has allowed us to continue to win in a growing and vibrant industry," said James Quincey, chairman and CEO of The Coca-Cola Company. "Our progress is positioning the company to create more value for all of our stakeholders, including our shareowners."

Highlights

Quarterly Performance

•	Revenues: Net revenues grew 6% to $10.0 billion. Organic revenues (non-GAAP) grew 6%. Revenue growth was driven by concentrate sales growth of 4% and price/mix growth of 2%.

•
Margin: Operating margin, which included items impacting comparability, was 29.9% versus 29.4% in the prior year. Comparable operating margin (non-GAAP) was 30.3% versus 30.6% in the prior year. Strong underlying operating margin (non-GAAP) expansion was offset by an approximate 185 basis point negative impact from currency headwinds and net acquisitions.

•	Earnings per share: EPS grew 12% to $0.61. Comparable EPS (non-GAAP) grew 4% to $0.63. Comparable EPS growth included the impact from a 9-point currency headwind.

•	Market share: The company continued to gain value share in total nonalcoholic ready-to-drink (NARTD) beverages.

•
Cash flow: Year-to-date cash from operations was $4.5 billion, up 68% largely due to strong underlying growth, working capital initiatives and the timing of tax payments. Year-to-date free cash flow (non-GAAP) was $3.7 billion, up 87%.

Company Updates

•
Driving sparkling: Strong performance for the quarter was driven by sparkling soft drinks, led by 4% volume and transaction growth in trademark Coca-Cola. Coca-Cola Zero Sugar continues to perform well, with a seventh consecutive quarter of double-digit volume growth globally. Quarterly performance was further driven by innovation, such as Coca-Cola Plus Coffee, and a modernized marketing strategy for today's consumers. The company reached a first-of-its-kind partnership with Netflix to temporarily bring back 1985’s New Coke for the July 4 debut of season 3 of the hit series "Stranger Things."

•
Growing coffee: During the quarter, the company launched the first-ever Costa Coffee ready-to-drink (RTD) chilled product in Great Britain, marking the first major introduction since Coca-Cola acquired Costa earlier this year. The company plans to roll out the product in additional markets in the second half of the year. The brand delivers an authentic coffee taste experience with 30% less sugar than most RTD coffees in Costa’s core market of Great Britain. The Costa Coffee brand is also expanding through a new agreement with Coca-Cola HBC AG. The agreement will address a broad range of consumer and customer needs across multiple channels and occasions, including roast and ground coffee, RTD offerings and vending. The bottler plans to introduce Costa Coffee in at least 10 markets in 2020.

•
Expanding energy: The first energy drink under the Coca-Cola brand launched in select European countries during the quarter. Coca-Cola Energy features caffeine from naturally derived sources, guarana extracts, B vitamins and no taurine, all with the great Coca-Cola taste and feeling that people know and love. The product has shown early signs of success. Coca-Cola Energy is now available in 14 countries, including recent launches in Japan, Australia and South Africa. The company expects to offer Coca-Cola Energy in 20 markets by the end of 2019, including Mexico and Brazil.

•
Lifting, shifting and scaling: Since the company's initial investment in the innocent business in 2009, the innocent team has taken the business from the #1 smoothie brand in the U.K. to the #1 chilled juice brand across Europe. The brand is now expanding into Asia for the first time through a targeted rollout, starting in Tokyo. Innocent is loved by consumers who want more functional and nutritional benefits in their daily diet, in addition to those who enjoy natural, delicious and healthy juices and smoothies.

•
Making progress in packaging: The company continues to make progress on its World Without Waste goals for recycling, recyclable packaging and the use of recycled materials, including these recent milestones:

•
Bottlers worldwide continue to introduce more brands in 100% recycled PET (rPET) packaging. Recent launches include the green tea brand Hajime Ichinichi Ippon in Japan; the Romerquelle and Valser water brands in Austria and Switzerland, respectively; Viva water in the Philippines; and San Luis water in Peru. In Western Europe, 100% rPET bottles will be launched for smartwater, Chaudfontaine and Honest by the end of 2019.

•	Coca-Cola Amatil and Coca-Cola Australia announced that 70% of all PET bottles in the market will be made from 100% rPET by the end of 2019.

•
Coca-Cola European Partners and Coca-Cola Great Britain announced a switch from green to clear bottles for Sprite in their markets as a way to improve recycling. Other markets are making this change as well.

•
Coca-Cola Beverages Philippines, the bottling arm of Coca-Cola in the Philippines, announced that it will lead the investment in a $19 million state-of-the-art, food-grade recycling facility that will collect, sort, clean and wash post-consumer recyclable plastic bottles and turn them into new bottles using advanced technology. It is Coca-Cola’s first major investment in a recycling facility in Southeast Asia.

•
Coca-Cola Vietnam led the launch of an industry-backed packaging recovery organization alongside other companies. The organization will initially focus on increasing recovery and recycling rates for three materials: PET, aluminum and Tetra Pak®.

Tetra Pak® is a U.S. registered trademark of Tetra Laval Holdings & Finance S.A.

Operating Review – Three Months Ended June 28, 2019
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Items, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume
Consolidated	4	2	(6)	6	6	6	3
Europe, Middle East & Africa	3	1	(10)	3	(4)	4	2
Latin America	4	5	(11)	(1)	(3)	9	1
North America	(1)	4	0	0	3	3	(1)
Asia Pacific	8	(3)	(3)	0	2	5	7
Global Ventures[3]	5	(3)	(19)	218	201	2	5
Bottling Investments	14	3	(7)	(1)	9	18	30
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated	8	3	(8)	14
Europe, Middle East & Africa	(5)	0	(14)	9
Latin America	(1)	0	(13)	12
North America	10	6	0	4
Asia Pacific	4	0	(3)	7
Global Ventures	96	0	(4)	100
Bottling Investments	—[4]	—[4]	—[4]	—[4]

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated EPS	12	8	(9)	13

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 With the exception of RTD products, Costa sales are not included in concentrate sales, price/mix or unit case volume.
4 Reported operating income for the three months ended June 28, 2019 was $119 million. Reported operating loss for the three months ended June 29, 2018 was $17 million. Therefore, the percentages are not calculable.

In addition to the data in the preceding tables, operating results in the quarter included the following:

Consolidated

•
Price/mix grew 2% for the quarter through solid pricing in the marketplace across all operating segments. Concentrate sales growth of 4% was ahead of unit case volume growth primarily due to the timing of shipments in Brazil.

•	Unit case volume grew 3%, driven by strong growth in developing and emerging markets. Category cluster performance was as follows:

◦	Sparkling soft drinks grew 3%, driven by strong 4% global growth in trademark Coca-Cola, including growth in original Coca-Cola and continued double-digit growth in Coca-Cola Zero Sugar.

◦
Juice, dairy and plant-based beverages volume was even as strong performance in the Maaza brand in India and the innocent business across Europe was offset by a decline in Rani, the leading juice brand in the Middle East.

◦
Water, enhanced water and sports drinks grew 2%, led by the Ciel and Cristal brands in Mexico as well as the Kinley brand in India, partially offset by a decline in the company's water brands in Japan. The decline in Japan was primarily due to deprioritization of low-margin commodity water brands.

◦	Tea and coffee volume declined 3% as growth in Fuze Tea across Europe and Mexico was offset by a decline in the doğadan tea business in Turkey, in addition to the company's tea brands in Japan.

•
Operating income grew 8% including a negative impact from currency. Comparable currency neutral operating income (non-GAAP) grew 14%. Operating income growth was driven by strong organic revenue (non-GAAP) growth, a benefit from acquisitions and ongoing productivity initiatives.

Europe, Middle East & Africa

•	Price/mix grew 1% for the quarter, which included a 2-point headwind from geographic mix due to strong growth across key African markets, including South Africa and Nigeria.

•	Unit case volume grew 2%, as growth across the majority of markets was partially offset by declines in Zimbabwe and the Middle East. Growth was led by sparkling soft drinks and Fuze Tea.

•
Operating income declined 5%, primarily due to a 14-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 9%, primarily driven by organic revenue (non-GAAP) growth in addition to a benefit from the timing of expenses.

•	The company gained value share in total NARTD beverages, led by solid share performance across Europe, in addition to gaining share across all category clusters.

Latin America

•	Price/mix grew 5% for the quarter, largely driven by strong performance in Mexico and Brazil, in addition to inflationary pricing in Argentina.

•	Unit case volume grew 1% as growth across the majority of key markets, led by Brazil and Mexico, was partially offset by a decline in Argentina.

•
Operating income declined 1%, which included a 13-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 12%. Operating income growth was largely driven by the benefit of strong pricing in the marketplace.

•	The company lost value share in total NARTD beverages as a gain in sparkling soft drinks was offset by a loss in packaged water.

North America

•	Price/mix grew 4% for the quarter, driven by sparkling soft drinks.

•
Unit case volume declined 1% partially due to the impact of pricing and package initiatives executed in the marketplace, which is driving positive price/mix performance. Positive performance in trademark Coca-Cola was driven by double-digit growth in Coca-Cola Zero Sugar and innovation such as Coca-Cola Orange Vanilla.

•	Operating income grew 10%. Comparable currency neutral operating income (non-GAAP) grew 4%. Growth was largely driven by favorable product mix, with sparkling soft drinks as the main driver.

•	The company gained value share in total NARTD beverages led by strong performance in sparkling soft drinks; water, enhanced water and sports drinks; and juice, dairy and plant-based beverages.

Asia Pacific

•	Price/mix declined 3% for the quarter, largely driven by geographic mix due to growth in emerging and developing markets outpacing developed markets.

•	Unit case volume grew 7% due to broad-based growth across nearly all key markets. Volume growth was led by India, Southeast Asia and China.

•
Operating income grew 4%. Comparable currency neutral operating income (non-GAAP) grew 7%. Operating income growth was primarily driven by organic revenue (non-GAAP) growth and a benefit from the timing of expenses.

•	The company gained value share in total NARTD beverages, driven by strong performance in China and Southeast Asia.

Global Ventures

•	Reported net revenues benefited from the Costa acquisition.

•	Price/mix declined 3%, largely driven by innocent product mix as growth in juices outpaced smoothies, in addition to cycling strong 8% price/mix growth in the prior year.

•	Unit case volume grew 5% as strong growth in innocent and the energy category was partially offset by a decline in the doğadan tea business in Turkey.

•	Operating income growth benefited from the Costa acquisition.

Bottling Investments

•
During the quarter, the company announced that it will maintain its majority stake in Coca-Cola Beverages Africa (CCBA) for the foreseeable future. As a result, CCBA is now presented within the company’s results from continuing operations and is included in the Bottling Investments operating segment.

•	Price/mix grew 3% for the quarter, largely driven by solid performance from CCBA and the company's bottling operations in India.

•	Operating income was favorably impacted by comparability items and the acquisition of bottling operations in the Philippines.

Operating Review – Six Months Ended June 28, 2019
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Items, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume
Consolidated	3	3	(6)	6	5	6	2
Europe, Middle East & Africa	4	5	(11)	3	0	9	2
Latin America	0	7	(13)	0	(6)	7	0
North America	(2)	4	0	0	2	2	(1)
Asia Pacific	7	(2)	(3)	(1)	0	4	7
Global Ventures[3]	1	0	(20)	220	201	1	3
Bottling Investments	9	3	(8)	(2)	3	13	23

Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated	15	11	(9)	14
Europe, Middle East & Africa	0	0	(14)	15
Latin America	(7)	0	(16)	9
North America	13	7	0	6
Asia Pacific	1	0	(3)	3
Global Ventures	110	0	(6)	116
Bottling Investments	—[4]	—[4]	64	372

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated	16	13	(9)	13
Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 With the exception of RTD products, Costa sales are not included in concentrate sales, price/mix or unit case volume.
4 Reported operating income for the six months ended June 28, 2019 was $219 million. Reported operating loss for the six months ended June 29, 2018 was $342 million. Therefore, the percentages are not calculable.

Outlook
The 2019 outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full year 2019 projected organic revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral net revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral operating income (non-GAAP) to full year 2019 projected reported operating income, or full year 2019 projected comparable EPS (non-GAAP) to full year 2019 projected reported EPS without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates; the exact timing and amount of acquisitions, divestitures and/or structural changes; and the exact timing and amount of comparability items throughout 2019. The unavailable information could have a significant impact on full year 2019 GAAP financial results.

Full Year 2019 Revenues:

•	5% growth in organic revenues (non-GAAP) – Updated

•	12% growth in comparable currency neutral net revenues (non-GAAP), including a 7% tailwind from acquisitions, divestitures and structural items – Updated

•	Comparable net revenues (non-GAAP): 4% currency headwind based on the current rates and including the impact of hedged positions – Updated

Full Year 2019 Operating Income:

•	11% to 12% growth in comparable currency neutral operating income (non-GAAP), including a low single-digit tailwind from acquisitions, divestitures and structural items – Updated

•	Comparable operating income (non-GAAP): 7% to 8% currency headwind based on the current rates and including the impact of hedged positions – Updated

Full Year 2019 EPS:

•	-1% to 1% growth versus $2.08 in 2018 in comparable EPS (non-GAAP) – No Change

Full Year 2019 Other Items:

•	Underlying effective tax rate (non-GAAP): Estimated to be 19.5% – No Change

•	Cash from operations: At least $8.5 billion – Updated

•	Capital expenditures: Approximately $2.4 billion – Updated

•	Net share repurchases (non-GAAP): Share repurchases to offset dilution from employee stock-based compensation plans – No Change

Third Quarter 2019 Considerations – New:

•	Comparable net revenues (non-GAAP): 6% tailwind from acquisitions, divestitures and structural items; 3% currency headwind based on the current rates and including the impact of hedged positions

•	Comparable operating income (non-GAAP): 6% currency headwind based on the current rates and including the impact of hedged positions

Notes

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight-ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of company beverages directly or indirectly sold by the company and its bottling partners to customers.

•
"Concentrate sales" represents the amount of concentrates, syrups, beverage bases, source waters and powders/minerals (in all instances expressed in equivalent unit cases) sold by, or used in finished beverages sold by, the company to its bottling partners or other customers. In the reconciliation of reported net revenues, "concentrate sales" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments and the Global Ventures operating segment (excluding Costa non-RTD sales) (expressed in equivalent unit cases) after considering the impact of structural changes. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.

•
"Price/mix" represents the change in net operating revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.

•
First quarter 2019 financial results were impacted by one less day as compared to the same period in 2018, and fourth quarter 2019 financial results will be impacted by one additional day as compared to the same period in 2018. Unit case volume results for the quarters are not impacted by the variances in days due to the average daily sales computation referenced above.

Conference Call
The company is hosting a conference call with investors and analysts to discuss second quarter 2019 operating results today, July 23, 2019, at 8:30 a.m. ET. The company invites participants to listen to a live webcast of the conference call on the company’s website, http://www.coca-colacompany.com, in the "Investors" section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the "Investors" section of the website includes certain supplemental information and a reconciliation of non-GAAP financial measures to the company’s results as reported under GAAP which may be used during the call when discussing financial results.
Contacts:
Investors and Analysts: Tim Leveridge, koinvestorrelations@coca-cola.com
Media: Scott Leith, sleith@coca-cola.com

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	June 28, 2019	June 29, 2018	% Change
Net Operating Revenues	$9,997	$9,421	6
Cost of goods sold	3,921	3,543	11
Gross Profit	6,076	5,878	3
Selling, general and administrative expenses	2,996	2,887	4
Other operating charges	92	225	(59)
Operating Income	2,988	2,766	8
Interest income	142	173	(18)
Interest expense	236	247	(4)
Equity income (loss) — net	329	324	2
Other income (loss) — net	(174)	(74)	(135)
Income Before Income Taxes	3,049	2,942	4
Income taxes	421	611	(31)
Consolidated Net Income	2,628	2,331	13
Less: Net income attributable to noncontrolling interests	21	15	30
Net Income Attributable to Shareowners of The Coca-Cola Company	$2,607	$2,316	13
Basic Net Income Per Share[1]	$0.61	$0.54	12
Diluted Net Income Per Share[1]	$0.61	$0.54	12
Average Shares Outstanding	4,269	4,255	0
Effect of dilutive securities	36	35	3
Average Shares Outstanding Assuming Dilution	4,305	4,290	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Six Months Ended
	June 28, 2019		June 29, 2018	% Change
Net Operating Revenues	$18,691		$17,719	5
Cost of goods sold	7,286		6,619	10
Gross Profit	11,405		11,100	3
Selling, general and administrative expenses	5,763		5,626	2
Other operating charges	219		761	(71)
Operating Income	5,423		4,713	15
Interest income	275		339	(19)
Interest expense	481		483	0
Equity income (loss) — net	462		465	(1)
Other income (loss) — net	(405)		(147)	(175)
Income Before Income Taxes	5,274		4,887	8
Income taxes	943		1,156	(18)
Consolidated Net Income	4,331		3,731	16
Less: Net income attributable to noncontrolling interests	46		47	(4)
Net Income Attributable to Shareowners of The Coca-Cola Company	4,285		3,684	16
Basic Net Income Per Share[1]	$1.00	0.86	$0.86	16
Diluted Net Income Per Share[1]	$1.00		$0.86	16
Average Shares Outstanding	4,270		4,260	0
Effect of dilutive securities	35		38	(8)
Average Shares Outstanding Assuming Dilution	4,305		4,298	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	June 28, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$6,731	$9,077
Short-term investments	2,572	2,025
Total Cash, Cash Equivalents and Short-Term Investments	9,303	11,102
Marketable securities	4,058	5,013
Trade accounts receivable, less allowances of $524 and $501, respectively	4,888	3,685
Inventories	3,453	3,071
Prepaid expenses and other assets	2,658	2,059
Total Current Assets	24,360	24,930
Equity method investments	19,418	19,412
Other investments	894	867
Other assets	5,596	4,148
Deferred income tax assets	2,559	2,674
Property, plant and equipment — net	10,254	9,598
Trademarks with indefinite lives	9,313	6,682
Bottlers' franchise rights with indefinite lives	110	51
Goodwill	16,840	14,109
Other intangible assets	652	745
Total Assets	$89,996	$83,216

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$12,819	$9,533
Loans and notes payable	13,030	13,835
Current maturities of long-term debt	2,749	5,003
Accrued income taxes	784	411
Total Current Liabilities	29,382	28,782
Long-term debt	29,296	25,376
Other liabilities	8,336	7,646
Deferred income tax liabilities	2,687	2,354
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	16,833	16,520
Reinvested earnings	64,602	63,234
Accumulated other comprehensive income (loss)	(12,981)	(12,814)
Treasury stock, at cost — 2,765 and 2,772 shares, respectively	(52,033)	(51,719)
Equity Attributable to Shareowners of The Coca-Cola Company	18,181	16,981
Equity attributable to noncontrolling interests	2,114	2,077
Total Equity	20,295	19,058
Total Liabilities and Equity	$89,996	$83,216

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Six Months Ended
Operating Activities	June 28, 2019	June 29, 2018
Consolidated net income	$4,331	$3,731
Depreciation and amortization	602	553
Stock-based compensation expense	88	121
Deferred income taxes	(163)	24
Equity (income) loss — net of dividends	(254)	(148)
(Gain) loss on equity securities	(193)	49
Foreign currency adjustments	37	(119)
Significant (gains) losses — net	247	98
Other operating charges	93	576
Other items	373	(6)
Net change in operating assets and liabilities	(660)	(2,193)
Net Cash Provided by Operating Activities	4,501	2,686
Investing Activities
Purchases of investments	(2,935)	(4,833)
Proceeds from disposals of investments	3,395	7,621
Acquisitions of businesses, equity method investments and nonmarketable securities	(5,353)	(218)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	265	304
Purchases of property, plant and equipment	(767)	(689)
Proceeds from disposals of property, plant and equipment	43	63
Other investing activities	(10)	6
Net Cash Provided by (Used in) Investing Activities	(5,362)	2,254
Financing Activities
Issuances of debt	14,518	16,280
Payments of debt	(14,278)	(16,666)
Issuances of stock	602	600
Purchases of stock for treasury	(689)	(1,317)
Dividends	(1,709)	(1,662)
Other financing activities	124	(70)
Net Cash Provided by (Used in) Financing Activities	(1,432)	(2,835)
Effect of Exchange Rate Changes on Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	2	(109)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the period	(2,291)	1,996
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	9,318	6,373
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents at End of Period	7,027	8,369
Less: Restricted cash and restricted cash equivalents at end of period	296	220
Cash and Cash Equivalents at End of Period	$6,731	$8,149

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	June 28, 2019	June 29, 2018	% Fav. / (Unfav.)	June 28, 2019	June 29, 2018	% Fav. / (Unfav.)	June 28, 2019	June 29, 2018	% Fav. / (Unfav.)
Europe, Middle East & Africa	$1,930	$2,008	(4)	$1,038	$1,093	(5)	$1,062	$1,114	(5)
Latin America	1,003	1,030	(3)	588	593	(1)	540	541	0
North America	3,162	3,080	3	711	648	10	729	660	10
Asia Pacific	1,540	1,514	2	731	703	4	738	710	4
Global Ventures	635	211	201	73	37	96	75	40	88
Bottling Investments	2,026	1,855	9	119	(17)	—	393	131	200
Corporate	23	57	(59)	(272)	(291)	6	(488)	(254)	(92)
Eliminations	(322)	(334)	4	—	—	—	—	—	—
Consolidated	$9,997	$9,421	6	$2,988	$2,766	8	$3,049	$2,942	4
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the three months ended June 28, 2019, intersegment revenues were $126 million for Europe, Middle East & Africa, $4 million for North America, $190 million for Asia Pacific and $2 million for Bottling Investments. During the three months ended June 29, 2018, intersegment revenues were $124 million for Europe, Middle East & Africa, $19 million for Latin America, $70 million for North America, $118 million for Asia Pacific, $1 million for Global Ventures and $2 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Six Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	June 28, 2019	June 29, 2018	% Fav./(Unfav.)	June 28, 2019	June 29, 2018	% Fav. / (Unfav.)	June 28, 2019	June 29, 2018	% Fav. / (Unfav.)
Europe, Middle East & Africa	$3,702	$3,694	0	$2,016	$2,007	0	$2,050	$2,041	0
Latin America	1,899	2,027	(6)	1,084	1,164	(7)	1,031	1,106	(7)
North America	5,845	5,732	2	1,297	1,151	13	1,266	1,160	9
Asia Pacific	2,727	2,729	0	1,273	1,265	1	1,288	1,281	1
Global Ventures	1,220	405	201	139	66	110	143	72	100
Bottling Investments	3,836	3,729	3	219	(342)	—	293	(122)	—
Corporate	55	68	(19)	(605)	(598)	(1)	(797)	(651)	(22)
Eliminations	(593)	(665)	11	—	—	—	—	—	—
Consolidated	$18,691	$17,719	5	$5,423	$4,713	15	$5,274	$4,887	8
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

1 During the six months ended June 28, 2019, intersegment revenues were $264 million for Europe, Middle East & Africa, $6 million for North America, $317 million for Asia Pacific, $2 million for Global Ventures and $4 million for Bottling Investments. During the six months ended June 29, 2018, intersegment revenues were $273 million for Europe, Middle East & Africa, $38 million for Latin America, $124 million for North America, $224 million for Asia Pacific, $2 million for Global Ventures and $4 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

The company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: "comparable net revenues", "comparable currency neutral net revenues", "organic revenues", "comparable operating margin", "underlying operating margin", "comparable operating income", "comparable currency neutral operating income", "comparable EPS", "comparable currency neutral EPS", "underlying effective tax rate", "free cash flow" and "net share repurchases", each of which are defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS

•
"Currency neutral operating results" are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

•
"Structural changes" generally refer to acquisitions and divestitures of bottling and distribution operations including the impact of intercompany transactions among our operating segments. In 2019, the company acquired bottling operations in Zambia. In 2018, the company acquired controlling interests in the Philippine bottling operations and Oman bottling operations, both of which were previously accounted for as equity method investees, as well as bottling operations in Botswana and Zambia. The impact of these acquisitions has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the Europe, Middle East and Africa, Asia Pacific and Bottling Investments operating segments. In 2018, the company refranchised our Canadian and Latin American bottling operations. The impact of these refranchising activities has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the North America, Latin America and Bottling Investments operating segments.

•
"Comparable net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) as well as the impact of changes in foreign currency exchange rates. Management believes the comparable net revenues (non-GAAP) growth measure and the comparable currency neutral net revenues (non‑GAAP) growth measure provide investors with useful supplemental information to enhance their understanding of the company's revenue performance and trends by improving their ability to compare our period-to-period results. "Organic revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural items, as applicable, and the impact of changes in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the company's ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange as well as the impact of acquisitions, divestitures and structural items. The adjustments related to acquisitions, divestitures and structural items for the three and six months ended June 28, 2019 and June 29, 2018 consisted of the structural changes discussed above. Additionally, in 2019, the

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

company acquired Costa Limited ("Costa"). The impact of this acquisition has been included in acquisitions and divestitures in our analysis of net operating revenues on a consolidated basis as well as for the Global Ventures operating segment. In 2019, the company also acquired the remaining equity interest in C.H.I. Limited ("CHI"). The impact of this acquisition has been included in acquisitions and divestitures in our analysis of net operating revenues on a consolidated basis as well as for the Europe, Middle East and Africa operating segment.

•
"Comparable operating income" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral operating income" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) and the impact of changes in foreign currency exchange rates. "Comparable operating margin" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). "Underlying operating margin" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below), the impact of changes in foreign currency exchange rates, and the impact of acquisitions, divestitures and structural items, as applicable. Management uses these non-GAAP financial measures to evaluate the company's performance and make resource allocation decisions. Further, management believes the comparable operating income (non-GAAP) growth measure, comparable currency neutral operating income (non-GAAP) growth measure, comparable operating margin (non-GAAP) measure and underlying operating margin (non-GAAP) measure enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Comparable EPS" and "comparable currency neutral EPS" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has also been adjusted for the impact of changes in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the company's performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP) and comparable currency neutral EPS (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Underlying effective tax rate" is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before income taxes, which excludes or has otherwise been adjusted for items impacting comparability (discussed further below).

•
"Free cash flow" is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. Management uses this non-GAAP financial measure to evaluate the company's performance and make resource allocation decisions.

•
"Net share repurchases" is a non-GAAP financial measure that reflects the net amount of purchases of stock for treasury after considering proceeds from the issuances of stock, the net change in stock issuance receivables (related to employee stock options exercised but not settled prior to the end of the period) and the net change in treasury stock payables (for treasury shares repurchased but not settled prior to the end of the period).

ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability." Items impacting comparability include, but are not limited to, asset impairments, charges related to our productivity and reinvestment initiatives, and transaction

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

gains/losses, in each case when exceeding a U.S. dollar threshold. Also included are our proportionate share of similar items incurred by our equity method investees, timing differences related to our economic (nondesignated) hedging activities, and timing differences related to unrealized mark-to-market adjustments of equity securities and trading debt securities, regardless of size. In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral operating results" defined above).
Asset Impairments
During the three and six months ended June 28, 2019, the company recorded an other-than-temporary impairment charge of $49 million related to one of our equity method investees in Latin America. During the six months ended June 28, 2019, the company recorded an other-than-temporary impairment charge of $286 million related to Coca-Cola Bottlers Japan Holdings Inc. ("CCBJHI"), an equity method investee. Based on the length of time and the extent to which the market value of our investment in CCBJHI has been less than our carrying value and the financial condition and near-term prospects of the issuer, management determined that the decline in fair value was other than temporary in nature. During the six months ended June 28, 2019, we also recorded an other-than-temporary impairment charge of $57 million related to one of our equity method investees in North America. This charge was primarily driven by revised projections of future operating results.
During the three and six months ended June 29, 2018, the company recorded charges of $60 million and $450 million, respectively, related to the impairment of Coca-Cola Refreshments ("CCR") assets that are recorded in our Bottling Investments operating segment, primarily as a result of management's view of the proceeds that are expected to be received for the remaining bottling territories upon their refranchising. These charges were determined by comparing the fair values of the assets to their carrying values. The company also recorded an other-than-temporary impairment charge of $52 million during the three and six months ended June 29, 2018 related to one of our equity method investees in Latin America.

Productivity and Reinvestment
During the three and six months ended June 28, 2019, the company recorded charges of $55 million and $123 million, respectively, related to our productivity and reinvestment initiatives. During the three and six months ended June 29, 2018, the company recorded charges of $150 million and $245 million, respectively, which included $39 million due to pension settlements. These initiatives are focused on four key areas: restructuring the company's global supply chain; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the company's operating model; and further driving increased discipline and efficiency in direct marketing investments. Under this operating model, our business units will be supported by an expanded enabling services organization and a corporate center focused on a few strategic initiatives, policy and governance. The expanded enabling services organization will focus on both simplifying and standardizing key transactional processes and providing support to business units through global centers of excellence. The savings realized from the program will enable the company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three and six months ended June 28, 2019, the company recorded net charges of $26 million and $68 million, respectively. During the three and six months ended June 29, 2018, the company recorded net charges of $33 million and $84 million, respectively. These amounts represent the company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and six months ended June 28, 2019, the company recorded an adjustment to reduce the carrying amount of Coca-Cola Beverages Africa's ("CCBA") fixed assets and definite-lived intangible assets by $160 million as a result of the company's change in plans for CCBA as it now intends to maintain its controlling stake in CCBA for the foreseeable future.
During the three and six months ended June 28, 2019, the company recorded charges of $29 million and $40 million, respectively, primarily related to costs incurred to refranchise certain of our North America bottling operations. The

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

company also recorded charges of $34 million and $79 million during the three and six months ended June 29, 2018, respectively. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, special termination benefits, and costs associated with the implementation of information technology systems to facilitate consistent data standards and availability throughout our bottling systems.
During the six months ended June 28, 2019, the company recorded charges of $4 million related to North America refranchising. During the three and six months ended June 29, 2018, the company recorded net charges of $102 million and $104 million, respectively. These net charges were primarily related to post-closing adjustments as contemplated by the related agreements.
During the six months ended June 28, 2019, the company recorded charges of $4 million. During the three and six months ended June 29, 2018, the company recorded charges of $2 million and $21 million, respectively. These charges were primarily related to payments made to certain of our unconsolidated bottling partners in North America in order to convert their bottling agreements to a comprehensive beverage agreement with additional requirements.
During the three and six months ended June 28, 2019, the company recorded charges of $8 million. The company also recorded charges of $3 million during the three and six months ended June 29, 2018. These charges were for noncapitalizable transaction costs associated with pending and closed transactions.
During the six months ended June 28, 2019, the company recognized a $121 million loss in conjunction with our acquisition of the remaining equity ownership interest in CHI, which included the remeasurement of our previously held equity interest in CHI to fair value and the reversal of the related cumulative translation adjustments.
During the six months ended June 28, 2019, the company incurred $46 million of transaction costs associated with the purchase of Costa, which we acquired in January 2019.
During the six months ended June 28, 2019, the company recorded a gain of $39 million related to the sale of a portion of our equity ownership interest in Embotelladora Andina S.A. ("Andina").
During the three and six months ended June 29, 2018, the company recorded charges of $47 million due to pension settlements.
During the three and six months ended June 29, 2018, the company recorded a net gain of $36 million due to the refranchising of our Latin American bottling operations.
During the six months ended June 29, 2018, the company recorded a net loss of $33 million primarily related to the reversal of the cumulative translation adjustments resulting from the substantial liquidation of the company's former Russian juice operations.
CCBA Unrecognized Depreciation and Amortization
These amounts represent the depreciation and amortization that the company would have recorded during the periods presented had CCBA not been classified as held for sale.
Other Items
Economic (Nondesignated) Hedges
The company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies and the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. Management believes this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three and six months ended June 28, 2019, the net impact of the company's adjustment related to our economic hedging activities resulted in an increase of $9 million and a decrease of $10 million, respectively, to our non-GAAP income before income taxes.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

During the three and six months ended June 29, 2018, the net impact of the company's adjustment related to our economic hedging activities resulted in decreases of $22 million and $32 million, respectively, to our non-GAAP income before income taxes.
Unrealized Gains and Losses on Equity and Trading Debt Securities
The company excludes the net impact of unrealized gains and losses resulting from mark-to-market adjustments on our equity and trading debt securities from our non-GAAP financial information until the period in which the underlying securities are sold and the associated gains or losses are realized. Management believes this adjustment provides meaningful information related to the impact of our investments in equity and trading debt securities. During the three and six months ended June 28, 2019, the net impact of the company's adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in an increase of $23 million and a decrease of $138 million, respectively, to our non-GAAP income before income taxes.
During the three and six months ended June 29, 2018, the net impact of the company's adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in a decrease of $25 million and an increase of $72 million, respectively, to our non-GAAP income before income taxes.
Other
During the six months ended June 28, 2019, the company recorded other charges of $2 million related to tax litigation expense. During the three and six months ended June 29, 2018, the company recorded other charges of $22 million and $27 million, respectively. These charges were primarily related to tax litigation expense.
Certain Tax Matters and Tax Reform
Certain Tax Matters
During the three and six months ended June 28, 2019, the company recorded $108 million and $135 million, respectively, related to excess tax benefits associated with the company's share-based compensation arrangements and the reversal of a U.S. state valuation allowance. During the three and six months ended June 28, 2019, the excess tax benefits were partially offset by net tax charges of $98 million and $103 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for agreed-upon tax matters.
During the three and six months ended June 29, 2018, the company recorded $42 million of income tax benefit and $134 million of income tax expense, respectively, primarily as a result of adjustments to our provisional remeasurement of deferred taxes recorded as of December 31, 2017 related to the Tax Cuts and Jobs Act ("Tax Reform Act") signed into law on December 22, 2017. During the three and six months ended June 29, 2018, the company also recorded net tax charges of $8 million and $42 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for agreed-upon tax matters. In addition, during the three and six months ended June 29, 2018, the company recorded $3 million and $87 million, respectively, of excess tax benefits associated with the company's share‑based compensation arrangements.
2019 OUTLOOK
The 2019 outlook information provided in this earnings release includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full year 2019 projected organic revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral net revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral operating income (non-GAAP) to full year 2019 projected reported operating income, or full year 2019 projected comparable EPS (non-GAAP) to full year 2019 projected reported EPS without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates; the exact timing and amount of acquisitions, divestitures and/or structural changes; and the exact timing and amount of comparability items throughout 2019. The unavailable information could have a significant impact on full year 2019 GAAP financial results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended June 28, 2019
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$9,997	$3,921	$6,076	60.8%	$2,996	$92	$2,988	29.9%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Productivity and Reinvestment	—	—	—		—	(55)	55
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(37)	37
CCBA Unrecognized Depreciation and Amortization	—	16	(16)		44	—	(60)
Other Items	—	(10)	10		—	—	10
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$9,997	$3,927	$6,070	60.7%	$3,040	$—	$3,030	30.3%

	Three Months Ended June 29, 2018
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$9,421	$3,543	$5,878	62.4%	$2,887	$225	$2,766	29.4%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(60)	60
Productivity and Reinvestment	—	—	—		—	(111)	111
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(37)	37
CCBA Unrecognized Depreciation and Amortization	—	24	(24)		73	—	(97)
Other Items	(24)	(1)	(23)		(1)	(17)	(5)
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$9,397	$3,566	$5,831	62.0%	$2,959	$—	$2,872	30.6%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	6	11	3		4	(59)	8
% Currency Impact	(6)	(4)	(7)		(5)	—	(10)
% Change — Currency Neutral (Non-GAAP)	12	14	10		9	—	18

% Change — Comparable (Non-GAAP)	6	10	4		3	—	6
% Comparable Currency Impact (Non-GAAP)	(6)	(4)	(7)		(5)	—	(8)
% Change — Comparable Currency Neutral (Non-GAAP)	12	14	11		8	—	14
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended June 28, 2019
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$236	$329	$(174)	$3,049	$421	13.8%	$2,607	$0.61
Items Impacting Comparability:
Asset Impairments	—	—	49	49	—		49	0.01
Productivity and Reinvestment	—	—	—	55	13		42	0.01
Equity Investees	—	26	—	26	1		25	0.01
Transaction Gains/Losses	—	—	160	197	206		6	—
CCBA Unrecognized Depreciation and Amortization	—	—	—	(60)	(17)		(27)	(0.01)
Other Items	—	—	22	32	9		23	0.01
Certain Tax Matters	—	—	—	—	10		(10)	—
Comparable (Non-GAAP)	$236	$355	$57	$3,348	$643	19.2%	$2,715	$0.63

	Three Months Ended June 29, 2018
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$247	$324	$(74)	$2,942	$611	20.7%	$2,316	$0.54
Items Impacting Comparability:
Asset Impairments	—	—	52	112	16		96	0.02
Productivity and Reinvestment	—	—	39	150	34		116	0.03
Equity Investees	—	33	—	33	1		32	0.01
Transaction Gains/Losses	—	—	115	152	16		136	0.03
CCBA Unrecognized Depreciation and Amortization	—	—	—	(97)	(28)		(44)	(0.01)
Other Items	—	—	(25)	(30)	(5)		(25)	(0.01)
Certain Tax Matters	—	—	—	—	37		(37)	(0.01)
Comparable (Non-GAAP)	$247	$357	$107	$3,262	$682	20.9%	$2,590	$0.60

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[2]	Diluted net income per share
% Change — Reported (GAAP)	(4)	2	(135)	4	(31)		13	12
% Change — Comparable (Non-GAAP)	(4)	0	(47)	3	(6)		5	4
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.
2 Represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Six Months Ended June 28, 2019
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$18,691	$7,286	$11,405	61.0%	$5,763	$219	$5,423	29.0%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Productivity and Reinvestment	—	—	—		—	(123)	123
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(94)	94
CCBA Unrecognized Depreciation and Amortization	—	39	(39)		109	—	(148)
Other Items	4	12	(8)		—	(2)	(6)
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$18,695	$7,337	$11,358	60.8%	$5,872	$—	$5,486	29.3%

	Six Months Ended June 29, 2018
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$17,719	$6,619	$11,100	62.6%	$5,626	$761	$4,713	26.6%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(450)	450
Productivity and Reinvestment	—	—	—		—	(206)	206
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(82)	82
CCBA Unrecognized Depreciation and Amortization	—	49	(49)		144	—	(193)
Other Items	(26)	8	(34)		(2)	(23)	(9)
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$17,693	$6,676	$11,017	62.3%	$5,768	$—	$5,249	29.7%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	5	10	3		2	(71)	15
% Currency Impact	(6)	(4)	(8)		(5)	—	(11)
% Change — Currency Neutral (Non-GAAP)	12	14	10		8	—	27

% Change — Comparable (Non-GAAP)	6	10	3		2	—	5
% Comparable Currency Impact (Non-GAAP)	(6)	(4)	(7)		(5)	—	(9)
% Change — Comparable Currency Neutral (Non-GAAP)	12	14	10		7	—	14
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Six Months Ended June 28, 2019
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$481	$462	$(405)	$5,274	$943	17.9%	$4,285	$1.00
Items Impacting Comparability:
Asset Impairments	—	—	392	392	36		356	0.08
Productivity and Reinvestment	—	—	—	123	29		94	0.02
Equity Investees	—	68	—	68	2		66	0.02
Transaction Gains/Losses	—	—	250	344	183		176	0.04
CCBA Unrecognized Depreciation and Amortization	—	—	—	(148)	(42)		(67)	(0.02)
Other Items	—	—	(140)	(146)	(31)		(115)	(0.03)
Certain Tax Matters	—	—	—	—	32		(32)	(0.01)
Comparable (Non-GAAP)	$481	$530	$97	$5,907	$1,152	19.5%	$4,763	$1.11

	Six Months Ended June 29, 2018
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[2]	Diluted net income per share
Reported (GAAP)	$483	$465	$(147)	$4,887	$1,156	23.6%	$3,684	$0.86
Items Impacting Comparability:
Asset Impairments	—	—	52	502	116		386	0.09
Productivity and Reinvestment	—	—	39	245	57		188	0.04
Equity Investees	—	84	—	84	(4)		88	0.02
Transaction Gains/Losses	—	—	169	251	33		218	0.05
CCBA Unrecognized Depreciation and Amortization	—	—	—	(193)	(55)		(88)	(0.02)
Other Items	—	—	72	63	18		45	0.01
Certain Tax Matters	—	—	—	—	(89)		89	0.02
Comparable (Non-GAAP)	$483	$549	$185	$5,839	$1,232	21.1%	$4,610	$1.07

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[2]	Diluted net income per share
% Change — Reported (GAAP)	0	(1)	(175)	8	(18)		16	16
% Change — Comparable (Non-GAAP)	0	(4)	(47)	1	(7)		3	3
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.
2 Represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Diluted Net Income Per Share:
Three Months Ended June 28, 2019
% Change — Reported (GAAP)	12
% Currency Impact	(12)
% Change — Currency Neutral (Non-GAAP)	24

% Impact of Items Impacting Comparability (Non-GAAP)	8
% Change — Comparable (Non-GAAP)	4
% Comparable Currency Impact (Non-GAAP)	(9)
% Change — Comparable Currency Neutral (Non-GAAP)	13

Six Months Ended June 28, 2019
% Change — Reported (GAAP)	16
% Currency Impact	(13)
% Change — Currency Neutral (Non-GAAP)	29

% Impact of Items Impacting Comparability (Non-GAAP)	13
% Change — Comparable (Non-GAAP)	3
% Comparable Currency Impact (Non-GAAP)	(9)
% Change — Comparable Currency Neutral (Non-GAAP)	13
Note: Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Three Months Ended June 28, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,930	$1,003	$3,162	$1,540	$635	$2,026	$23	$(322)	$9,997
Items Impacting Comparability:
Other Items	—	—	—	—	—	—	—	—	—
Comparable (Non-GAAP)	$1,930	$1,003	$3,162	$1,540	$635	$2,026	$23	$(322)	$9,997

	Three Months Ended June 29, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,008	$1,030	$3,080	$1,514	$211	$1,855	$57	$(334)	$9,421
Items Impacting Comparability:
Other Items	—	—	—	—	—	—	(24)	—	(24)
Comparable (Non-GAAP)	$2,008	$1,030	$3,080	$1,514	$211	$1,855	$33	$(334)	$9,397

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(4)	(3)	3	2	201	9	(59)	4	6
% Currency Impact	(10)	(11)	0	(3)	(19)	(7)	(44)	—	(6)
% Change — Currency Neutral (Non-GAAP)	7	8	3	5	220	17	(15)	—	12
% Acquisitions, Divestitures and Structural Items	3	(1)	0	0	218	(1)	0	—	6
% Change — Organic Revenues (Non-GAAP)	4	9	3	5	2	18	(15)	—	6

% Change — Comparable (Non-GAAP)	(4)	(3)	3	2	201	9	(29)	—	6
% Comparable Currency Impact (Non-GAAP)	(10)	(11)	0	(3)	(19)	(7)	(3)	—	(6)
% Change — Comparable Currency Neutral (Non-GAAP)	7	8	3	5	220	17	(26)	—	12
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Six Months Ended June 28, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$3,702	$1,899	$5,845	$2,727	$1,220	$3,836	$55	$(593)	$18,691
Items Impacting Comparability:
Other Items	—	—	—	—	—	—	4	—	4
Comparable (Non-GAAP)	$3,702	$1,899	$5,845	$2,727	$1,220	$3,836	$59	$(593)	$18,695

	Six Months Ended June 29, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$3,694	$2,027	$5,732	$2,729	$405	$3,729	$68	$(665)	$17,719
Items Impacting Comparability:
Other Items	—	—	—	—	—	—	(26)	—	(26)
Comparable (Non-GAAP)	$3,694	$2,027	$5,732	$2,729	$405	$3,729	$42	$(665)	$17,693

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	0	(6)	2	0	201	3	(19)	11	5
% Currency Impact	(11)	(13)	0	(3)	(20)	(8)	(29)	—	(6)
% Change — Currency Neutral (Non-GAAP)	11	7	2	3	221	11	9	—	12
% Acquisitions, Divestitures and Structural Items	3	0	0	(1)	220	(2)	0	—	6
% Change — Organic Revenues (Non-GAAP)	9	7	2	4	1	13	9	—	6

% Change — Comparable (Non-GAAP)	0	(6)	2	0	201	3	41	—	6
% Comparable Currency Impact (Non-GAAP)	(11)	(13)	0	(3)	(20)	(8)	26	—	(6)
% Change — Comparable Currency Neutral (Non-GAAP)	11	7	2	3	221	11	15	—	12

Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Three Months Ended June 28, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,038	$588	$711	$731	$73	$119	$(272)	$2,988
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—	—
Productivity and Reinvestment	—	—	13	—	—	1	41	55
Transaction Gains/Losses	—	—	—	—	—	29	8	37
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—	(60)	—	(60)
Other Items	—	—	10	—	—	1	(1)	10
Comparable (Non-GAAP)	$1,038	$588	$734	$731	$73	$90	$(224)	$3,030

	Three Months Ended June 29, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,093	$593	$648	$703	$37	$(17)	$(291)	$2,766
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	60	—	60
Productivity and Reinvestment	—	1	47	1	—	16	46	111
Transaction Gains/Losses	—	—	—	—	—	34	3	37
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—	(97)	—	(97)
Other Items	—	—	14	—	—	(5)	(14)	(5)
Comparable (Non-GAAP)	$1,093	$594	$709	$704	$37	$(9)	$(256)	$2,872

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(5)	(1)	10	4	96	—	6	8
% Currency Impact	(14)	(13)	0	(3)	(4)	—	(7)	(10)
% Change — Currency Neutral (Non-GAAP)	9	12	10	7	100	—	14	18

% Impact of Items Impacting Comparability (Non-GAAP)	0	0	6	0	0	—	(6)	3
% Change — Comparable (Non-GAAP)	(5)	(1)	4	4	96	—	12	6
% Comparable Currency Impact (Non-GAAP)	(14)	(13)	0	(3)	(4)	—	1	(8)
% Change — Comparable Currency Neutral (Non-GAAP)	9	12	4	7	100	—	11	14
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Six Months Ended June 28, 2019
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,016	$1,084	$1,297	$1,273	$139	$219	$(605)	$5,423
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—	—
Productivity and Reinvestment	1	—	30	—	—	3	89	123
Transaction Gains/Losses	—	—	—	—	—	40	54	94
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—	(148)	—	(148)
Other Items	—	—	(11)	—	—	(3)	8	(6)
Comparable (Non-GAAP)	$2,017	$1,084	$1,316	$1,273	$139	$111	$(454)	$5,486

	Six Months Ended June 29, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,007	$1,164	$1,151	$1,265	$66	$(342)	$(598)	$4,713
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	450	—	450
Productivity and Reinvestment	2	3	99	1	—	22	79	206
Transaction Gains/Losses	—	—	—	—	—	79	3	82
CCBA Unrecognized Depreciation and Amortization	—	—	—	—	—	(193)	—	(193)
Other Items	—	—	(5)	—	—	5	(9)	(9)
Comparable (Non-GAAP)	$2,009	$1,167	$1,245	$1,266	$66	$21	$(525)	$5,249

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	0	(7)	13	1	110	—	(1)	15
% Currency Impact	(14)	(16)	0	(3)	(6)	—	(3)	(11)
% Change — Currency Neutral (Non-GAAP)	15	10	13	3	116	—	1	27

% Impact of Items Impacting Comparability (Non-GAAP)	0	0	7	0	0	—	(15)	11
% Change — Comparable (Non-GAAP)	0	(7)	6	1	110	436	13	5
% Comparable Currency Impact (Non-GAAP)	(14)	(16)	0	(3)	(6)	64	3	(9)
% Change — Comparable Currency Neutral (Non-GAAP)	15	9	6	3	116	372	10	14

Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Margin:
	Three Months Ended June 28, 2019	Three Months Ended June 29, 2018	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	29.89%	29.36%	53
Items Impacting Comparability (Non-GAAP)	(0.43)%	(1.21)%
Comparable Operating Margin (Non-GAAP)	30.32%	30.57%	(25)
Comparable Currency Impact (Non-GAAP)	(0.72)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	31.04%	30.57%	47
Impact of Acquisitions and Structural Items on Comparable Currency Neutral Operating Margin (Non-GAAP)	(2.21)%	(1.09)%
Underlying Operating Margin (Non-GAAP)	33.25%	31.66%	159

	Six Months Ended June 28, 2019	Six Months Ended June 29, 2018	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	29.01%	26.60%	241
Items Impacting Comparability (Non-GAAP)	(0.34)%	(3.06)%
Comparable Operating Margin (Non-GAAP)	29.35%	29.66%	(31)
Comparable Currency Impact (Non-GAAP)	(0.87)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	30.22%	29.66%	56
Impact of Acquisitions and Structural Items on Comparable Currency Neutral Operating Margin (Non-GAAP)	(2.49)%	(1.25)%
Underlying Operating Margin (Non-GAAP)	32.71%	30.91%	180

Purchases and Issuances of Stock:
	Six Months Ended June 28, 2019	Six Months Ended June 29, 2018
Reported (GAAP):
Issuances of Stock	$602	$600
Purchases of Stock for Treasury	(689)	(1,317)
Net Change in Stock Issuance Receivables[1]	(1)	2
Net Change in Treasury Stock Payables[2]	—	(15)
Net Share Repurchases (Non-GAAP)	$(88)	$(730)
1 Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the period.
2 Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the period.

Free Cash Flow:
	Six Months Ended June 28, 2019	Six Months Ended June 29, 2018	% Change
Net Cash Provided by Operating Activities (GAAP)	$4,501	$2,686	68
Purchases of Property, Plant and Equipment (GAAP)	(767)	(689)	11
Free Cash Flow (Non-GAAP)	$3,734	$1,997	87
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is a total beverage company, offering over 500 brands in more than 200 countries and territories. In addition to the company’s Coca-Cola brand, our portfolio includes AdeS, Ayataka, Costa, Dasani, Del Valle, Fanta, Georgia, Gold Peak, Honest, innocent, Minute Maid, Powerade, Simply, smartwater, Sprite, vitaminwater and ZICO. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We’re also working to reduce our environmental impact by replenishing water and promoting recycling. With our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at Coca-Cola Journey at www.coca-colacompany.com and follow us on Twitter, Instagram, Facebook and LinkedIn.
The fairlife® brand is owned by fairlife LLC, our joint venture with Select Milk Producers Inc. Products from fairlife are distributed by our company and certain of our bottling partners.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health-related concerns; failure to address evolving consumer product and shopping preferences; increased competition; water scarcity and poor quality; increased demand for food products and decreased agricultural productivity; product safety and quality concerns; public debate and concern about perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; failure to comply with personal data protection laws; an inability to be successful in our efforts to digitize the Coca-Cola system; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; failure to realize the economic benefits from or an inability to successfully manage the possible negative consequences of our productivity and reinvestment program; an inability to attract or retain a highly skilled and diverse workforce; increase in the cost, disruption of supply or shortage of energy or fuel; increase in the cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, aluminum cans and other containers; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; increased legal and reputational risk associated with conducting business in markets with high-risk legal compliance environments; failure by third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image, corporate reputation and social license from negative publicity, whether or not warranted, concerning product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or strikes, work stoppages or labor unrest experienced by us or our bottling partners; future impairment charges; future multi-employer pension plan withdrawal liabilities; an inability to successfully integrate and manage our company-owned or -controlled bottling operations or other acquired businesses or brands; an inability to successfully manage our refranchising activities; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster; global or regional catastrophic events; and other risks discussed in our company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequently filed Current Report on Form 10-Q. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.
The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.